Exhibit 10.1

PORTIONS OF INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN

EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS

THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXCLUDED INFORMATION IS MARKED AS [REDACTED] BELOW.

Purchase Agreement

This Purchase Agreement (this “Agreement”) is entered into effective April 5, 2023 (the “Effective Date”), by and among CFK Energy, LLC, an Oklahoma limited liability company (“CFK”) and Pope Energy Investors, LP, a Texas limited partnership (“Pope”) (Pope and CFK are each, individually, the “Seller” and collectively the “Sellers”), Glade M. Knight (“Knight”) and David S. McKenney (“McKenney”) (sometimes Knight and McKenney are referred to herein collectively and individually as “Purchaser”) (sometimes Sellers and Purchaser are referred to herein individually as a “Party” and collectively as the “Parties”), Regional Energy Incentives, LP, a Texas limited partnership (“Regional”), Energy 11, L.P., a Delaware limited partnership (“E11”), Energy 11 GP, LLC, a Delaware limited liability company (“E11GP”), Energy Resources 12, L.P., a Delaware limited partnership (“ER12”), Energy Resources 12 GP, LLC, a Delaware limited liability company (“ER12GP”), Regional Energy Investors, LP, a Texas limited partnership d/b/a Regional Energy Management (the “Administrator”), Energy 11 Operating Company, LLC, a Delaware limited liability company (“E11OC”), Energy Resources 12 Operating Company, LLC, a Delaware limited liability company (“ER12OC”), PECM, LLC, a Virginia limited liability company (“PECM”), GKOG, LLC, a Virginia limited liability company (“GKOG”), DMOG, LLC, a Virginia limited liability company (“DMOG”), Michael J. Mallick (“Mallick”) and Anthony F. Keating, III (“Keating”) (sometimes Regional, E11, E11GP, ER12, ER12GP, Administrator, E11OC, ER12OC, PECM, GKOG, DMOG, Mallick and Keating are referred to collectively as the “Other Committed Parties”).

Whereas, CFK and Pope are each Members (as defined in the Amended and Restated Limited Liability Company Agreement of Energy 11 GP, LLC dated July 11, 2014 (the “E11GP LLCA”) of E11GP each owning a twenty-five percent (25%) Sharing Ratio (as defined in the E11GP LLCA) in E11GP (collectively, the “E11GP Interests”); and

Whereas, each Seller wishes to sell, and Purchaser wishes to purchase, such Seller’s E11GP Interests, and each Seller desires to withdraw as a Member of E11GP; and

Whereas, Mallick and Keating each own 5,000 common units of E11 (collectively, the “E11 Common Units”); and

Whereas, each of Mallick and Keating wishes to sell, and Purchaser wishes to purchase, the E11 Common Units held by Mallick and Keating, respectively, and Mallick and Keating desire to withdraw as a limited partner of E11; and

Whereas, the limited partners of Regional are CFK and Pope, each holding a forty-five percent (45%) Percentage Interest (as defined in the Limited Partnership Agreement of Regional Energy Incentives, LP dated January 30, 2017) in Regional (such Percentage Interests of CFK and Pope, collectively the “Regional Interests”), and PECM, holding a ten percent (10%) Percentage Interest in Regional (the “McKenney Interests”); and

Whereas, Regional owns 44,375 Class B Units in E11; and

Purchase Agreement

Whereas, Regional desires to sell to Purchaser, and Purchaser desires to purchase from Regional, 39,937.50 of such Class B Units in E11 (“Regional Transferred Interests”) and Regional desires to withdraw as a partner in E11; and

Whereas, Regional desires to distribute to PECM in full redemption of the McKenney Interests, the remaining 4,437.50 of Class B Units in E11 held by Regional (the “McKenney Class B Units”); and

Whereas, PECM desires to receive the McKenney Class B Units and to be fully redeemed from Regional and withdraw as a Member thereof; and

Whereas, each Seller is a Member (as defined in the Amended and Restated Limited Liability Company Agreement of ER12GP dated December 28, 2018 (the “ER12GP LLCA”)) of ER12GP each owning a 500 Class B Units (as defined in the ER12GP LLCA) in ER12GP (collectively, the “ER12GP Interests”); and

Whereas, each Seller wishes to sell, and Purchaser wishes to purchase, such Seller’s ER12GP Interests, and each Seller desires to withdraw as a Member of ER12GP; and

Whereas, Administrator, E11, E11OC, ER12 and ER12OC are parties to that certain Administrative Services Agreement dated effective January 1, 2021 (the “ASA”); and

Whereas, the parties to the ASA desire to terminate the ASA.

Now, therefore, in consideration of the foregoing recitals, the representations, warranties and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and the Other Committed Parties agree as set forth below.

1.    Definitions. Capitalized terms used and defined herein shall have the meanings set forth herein.

2.    E11GP Interests and E11 Common Units.

a.    E11 GP Interests.

i.    Each Seller hereby sells, transfers and conveys to Purchaser, and Purchaser hereby purchases from each Seller, such Seller’s E11GP Interests including, without limitation, all of such Seller’s right, title and interest therein, and all voting rights thereto or any other incidents of ownership thereof in exchange for the Purchase Price (defined below) with respect to such Seller. Each Seller represents and warrants to Purchaser that it is the sole record and beneficial owner of its E11GP Interests and that its E11GP Interests, including the right to sell, transfer and convey such interests, are free and clear of all claims, liens and encumbrances; and it is not a party to any voting trust, proxy or other agreement or understanding between or among any person or entity (including, without limitation, any governmental authority) (each, a “Person”) that affects or relates to the voting or giving of written consent, or restrictions on transfer, with respect to the E11GP Interests. Purchaser represents that it is intimately familiar with E11 and E11GP and, accordingly (subject only to the representations and warranties expressly provided by each Seller in this Agreement) is likewise intimately familiar with the E11GP Interests, has had the opportunity to conduct such diligence, and take such other actions as it so desired in connection with the E11GP Interests and the transactions set forth herein. Purchaser was not induced by either Seller or any other Person to enter into this Agreement or to agree to purchase the E11GP Interests, with Purchaser having independently determined to do the same. Each Seller hereby withdraws as a member of E11GP.

Purchase Agreement

ii.    In exchange for the E11GP Interests, Purchaser shall pay over to Sellers, contemporaneously with the execution hereof and via wire transfer instructions provided by Sellers, a total purchase price of [redacted] to each of the Sellers (the “Purchase Price”).

b.    E11 Common Units. Mallick and Keating each hereby sells, transfers and conveys to Purchaser, and Purchaser hereby purchases from each of Mallick and Keating, their respective E11 Common Units including, without limitation, all of their respective right, title and interest therein, and all voting rights thereto or any other incidents of ownership thereof (excluding any distributions actually made prior to the date hereof associated with the E11 Common Units) in exchange for $[redacted] and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Each of Mallick and Keating represents and warrants to Purchaser that it is the sole record and beneficial owner of its E11 Common Units, including the right to sell, transfer and convey such interests, are free and clear of all claims, liens and encumbrances; and it is not a party to any voting trust, proxy or other agreement or understanding between or among any Person that affects or relates to the voting or giving of written consent, or restrictions on transfer, with respect to the E11 Common Units. Purchaser represents that it is intimately familiar with E11 and, accordingly (subject only to the representations and warranties expressly provided by each of Mallick and Keating in this Agreement) is likewise intimately familiar with the E11 Common Units, has had the opportunity to conduct such diligence, and take such other actions as it so desired in connection with the E11 Common Units and the transactions set forth herein. Purchaser was not induced by either of Mallick of Keating or any other Person to enter into this Agreement or to agree to purchase the E11 Common Units, with Purchaser having independently determined to do the same. Each of Mallick and Keating hereby withdraws as a partner in E11.

3.    Regional Transferred Interests/McKenney Interests.

a.    Regional Transferred Interests. Regional hereby sells, transfers and conveys to Purchaser, and Purchaser hereby purchases from Regional, the Regional Transferred Interests including, without limitation, all of such Regional’s right, title and interest therein and all voting rights thereto or any other incidents of ownership thereof, in exchange for $[redacted] and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Regional represents and warrants to Purchaser that it is the sole record and beneficial owner of the Regional Transferred Interests and that its Regional Transferred Interests, including the right to sell, transfer and convey such interest, are free and clear of all claims, liens and encumbrances; and it is not a party to any voting trust, proxy or other agreement or understanding between or among any Person that affects or relates to the voting or giving of written consent, or restrictions on transfer, with respect to the Regional Transferred Interests. Purchaser reiterates its representation that it is intimately familiar with E11 and E11GP and, accordingly (subject only to the representations and warranties expressly provided by each Regional in this Agreement) is likewise intimately familiar with the Regional Transferred Interests, has had the opportunity to conduct such diligence, and take such other actions as it so desired in connection with the Regional Transferred Interests and the transactions set forth herein. Purchaser was not induced by Regional or any other Person to enter into this Agreement or to agree to purchase the Regional Transferred Interests, with Purchaser having independently determined to do the same. Regional hereby withdraws as a partner in E11.

b.    McKenney Interests. Regional hereby distributes to PECM in full redemption of the McKenney Interests the McKenney Class B Units. Regional represents and warrants to PECM that it is the sole record and beneficial owner of the McKenney Interests and that the McKenney Interests, including the right to sell, transfer and convey such interest, are free and clear of all claims, liens, restrictions placed thereon by Regional and encumbrances; and it is not a party to any voting trust, proxy or other agreement or understanding between or among any Person that affects or relates to the voting or giving of written consent, or restrictions on transfer, with respect to the McKenney Interests. PECM represents that

Purchase Agreement

it is intimately familiar with E11 and E11GP and, accordingly (subject only to the representations and warranties expressly provided by Regional in this Agreement) is likewise intimately familiar with the McKenney Interests, has had the opportunity to conduct such diligence, and take such other actions as it so desired in connection with the McKenney Interests and the transactions set forth herein. PECM was not induced by Regional or any other Person to enter into this Agreement or to agree to purchase the McKenney Interests, with PECM having independently determined to do the same. PECM hereby withdraws as a Member of Regional and waives, relinquishes and releases Regional, its direct and indirect members, managers, agents and representatives (including Regional, collectively, the “Regional Releasees”) from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys’ fees, liabilities, and indemnities of any nature whatsoever, whether based on contract, tort, statute, or other legal or equitable theory of recovery, whether known or unknown, asserted or unasserted, which as of the Effective Date, PECM had, now has, could have, or claims to have against the Regional Releasees in any manner related to Regional.

4.    ER12 Class B Units. Each Seller hereby sells, transfers and conveys to Purchaser, and Purchaser hereby purchases from each Seller, such Seller’s ER12GP Interests including, without limitation, all of such Seller’s right, title and interest therein and all voting rights thereto or any other incidents of ownership thereof, in exchange for $[redacted] and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Each Seller represents and warrants to Purchaser that it is the sole record and beneficial owner of it ER12GP Interests and that the ER12GP interests, including the right to sell, transfer and convey such interests, are free and clear of all claims, liens, restrictions placed thereon by such Seller and encumbrances; and it is not a party to any voting trust, proxy or other agreement or understanding between or among any Person that affects or relates to the voting or giving of written consent, or restrictions on transfer, with respect to its ER12GP Interests. Each Seller hereby withdraws as a member of ER12GP.

5.    Representations and Warranties. Each Party and each of the Other Committed Parties represent and warrant as set forth below in this Section 5, with such representations and warranties with respect to itself and not with respect to any other Party or any of the Other Committed Parties.

a.    Authority. Such Party or Other Committed Party has the right, power, legal capacity, and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts as may be necessary in connection with the performance of this Agreement.

b.    Approvals. No approval or consent not heretofore obtained by any Person is necessary in connection with the execution of this Agreement by such Party or Other Committed Party, or the performance of such Party’s or Other Committed Party’s obligations under this Agreement.

c.    Non-Contravention. The execution, delivery and performance of this Agreement by such Party or Other Committed Party does not and will not: (i) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) of or under any of the following applicable to such Party or Other Committed Party: statute, code, ordinance, law, rule, regulation, decree, injunction, judgment, order, ruling, assessment or writ (collectively, “Law”); (ii) require any notice to, declaration or filing with, or consent or approval of any Person not a signatory hereto, other than the filing by each of E11 and ER12 of a Form 8-K with the Securities and Exchange Commission; or (iii) violate or result in a violation of, or conflict with or constitute or result in a violation of or default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any contract to which such it is a party or by which such it or any of its assets are bound.

Purchase Agreement

6.    ASA. The parties to the ASA agree that the ASA is terminated as of the Effective Date. Administrator shall make available for pickup for a period of sixty (60) days following the Effective Date the property of E11, E11OC, ER12 and/or ER12OC in the possession of Administrator from the offices of Administrator at 5815 N. Western Avenue, Oklahoma City, Oklahoma 73118 (the “ASA Transition Period”). Each of E11, E11OC, ER12 and ER12OC shall pay over to Administrator all amounts owing under the ASA as of the Effective Date, with such amount due within ten (10) days following Administration providing a final invoice therefor to E11, E11OC, ER12 and ER12OC. In addition, Administrator shall work in good faith with E11, E11OC, ER12 and ER12OC to transition management services to E11, E11OC, ER12 and ER12OC or their respective designees during the ASA Transition Period and shall be compensated therefor at the same rates and under the same terms set forth in the ASA as if the same remained in effect during such time.

7.    Benefit. The Other Committed Parties each acknowledge and agree that it shall receive a direct benefit from the transactions herein set forth and that the Parties would not enter into this Agreement without the Other Committed Parties committing to their respective obligations herein set forth.

8.    Indemnification.

a.    Indemnification – Generally. As respects the indemnification obligations set forth in this Section 8, the following shall be included in a commitment to indemnify from and by the party who is obligated to indemnified (each, an “Indemnifying Party”) (with such commitment, “Indemnify” or derivations thereof): the duty and obligation to defend, protect and hold harmless the applicable party (each, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, joint or several, commercially reasonable expenses (including, without limitation, commercially reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which an Indemnified Party may be involved, or is threatened in writing to be involved, as a party or otherwise arising out of or related to breach of this Agreement, including the representations and warranties herein. In that regard, if any claim or demand is made or asserted against an Indemnified Party, the Indemnifying Party(ies) shall, following the written demand of the Indemnified Party and at the sole cost and expense of the Indemnifying Party(ies), defend such claim, action or proceeding in the Indemnified Party’s name, if necessary, by legal counsel selected by the Indemnifying Party but subject to the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, each Indemnified Party may, in its sole discretion, engage its own attorneys to defend it or assist in its defense and the Indemnifying Party(ies) shall pay the fees and expenses of such attorneys.

b.    Indemnification of CFK, Pope, Regional and Merritt by Knight, McKenney, GKOG and DMOG. Knight, McKenney, GKOG and DMOG shall jointly and severally Indemnify CFK, Pope, Regional and Clifford Merritt (“Merritt”) and their respective direct and indirect owners, agents and representatives including, without limitation, Mallick and Keating, from and against all matters related to any malfeasance or other wrongful acts and omissions committed (or that should have been undertaken) by Knight and/or McKenney that in any manner related to E11, E11GP, ER12 and/or ER12GP.

c.    Indemnification of Knight, McKenney, GKOG and DMOG by Mallick and Keating. Mallick and Keating shall jointly and severally Indemnify Knight, McKenney, GKOG and DMOG from and against all matters related to any malfeasance or other wrongful acts and omissions committed (or that should have been undertaken) by Mallick and/or Keating that in any manner related to E11, E11GP, ER12 and/or ER12GP.

Purchase Agreement

9.    Insurance. E11 and E11GP shall maintain directors and officers insurance covering Mallick, Keating and Merritt in such amounts and under such terms as are in place as of the Effective Date (Lloyd’s Policy No. [redacted]) with such coverage to remain in place for six (6) years after the Effective Date. E11 and E11GP shall provide such policy of insurance and certificates thereof as requested from time to time by Mallick, Keating or Merritt. In addition, E11, E11GP, E11OC, ER12, ER12GP and ER12OC shall maintain in place for six (6) years after the Effective Date all policies of insurance that benefit Mallick, Keating, Merritt and/or the Administrator and are in place as of the Effective Date and shall maintain coverage thereunder for Mallick, Keating, Merritt and the Administrator. E11, E11GP, E11OC, ER12, ER12GP and ER12OC shall provide such policies of insurance and certificates thereof as requested from time to time by Mallick, Keating, Merritt or the Administrator.

10.    Release.

a.    Seller Releases. Sellers, Regional, Mallick, Keating and the Administrator (collectively and individually, “Seller Releasors”) hereby release Knight, McKenney, E11, E11GP, ER12, ER12GP, E11OC, ER12OC and PECM (the “Seller Releasees”) and each of the Seller Releasees’ respective owners, members, managers, predecessors, successors, insurers, assigns, officers, directors, employees and owners, any other Person who could be liable for the foregoing, and each of them (individually and collectively, “Seller Releasee Parties”), from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys’ fees, liabilities, and indemnities of any nature whatsoever, whether based on contract, tort, statute, or other legal or equitable theory of recovery, whether known or unknown, asserted or unasserted, which as of the Effective Date, that such Seller Releasor had, now has, could have, or claims to have against the Seller Releasee Parties, other than obligations set forth herein or the right to be indemnified or defended by E11, ER12 and the affiliates of the foregoing under agreements or Law in effect as of the Effective Date (but prior to the execution hereof), which rights are not released. This release includes any right for any reason whatsoever to claim or seek damages, attorneys’ fees, costs or any other legal or equitable relief of any kind or type in any forum. Each of the Seller Releasors represents and warrants that none of them have transferred or encumbered, in whole or in part, any claims released by any of them hereunder.

b.    Purchaser Releases. Knight, McKenney, E11, E11GP, ER12, ER12GP, E11OC, ER12OC and PECM (the “Purchaser Releasors”) hereby release Sellers, Regional, Mallick, Keating, Merritt and the Administrator (the “Seller Releasees”) and each of the Seller Releasees’ respective owners, members, managers, predecessors, successors, insurers, assigns, officers, directors, employees and owners, any other Person who could be liable for the foregoing, and each of them (individually and collectively, “Seller Releasee Parties”), from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys' fees, liabilities, and indemnities of any nature whatsoever, whether based on contract, tort, statute, or other legal or equitable theory of recovery, whether known or unknown, asserted or unasserted, which as of the Effective Date, that such Purchaser Releasor had, now has, could have, or claims to have against the Seller Releasee Parties, other than obligations set forth herein. This release includes any right for any reason whatsoever to claim or seek damages, attorneys’ fees, costs or any other legal or equitable relief of any kind or type in any forum. Each of the Purchaser Releasors represents and warrants that none of them have transferred or encumbered, in whole or in part, any claims released by any of them hereunder.

11.    Resignation from Manager, Board of Directors and Officer Positions. Contemporaneously with the execution of this Agreement, Mallick and Keating are delivering to each of E11GP, E11OC and Energy 11 Management, LLC, a Delaware limited liability company (“E11 Management”) a written resignation letter resigning from his respective role as manager, member of the board of directors or officer,

Purchase Agreement

as applicable, regarding each such entity. Each of E11GP, E11PC and E11 Management will immediately countersign and deliver to Mallick and Keating an acknowledgement of each such resignation.

12.    Employee Matters. Sellers shall be responsible for the termination of Merritt, the purchase from him and transfer to Purchasers of the 5% interest in the Incentive Distribution Rights owned by E11GP, and the payment to him of any and all consideration and benefits to which he may be entitled with respect to the foregoing. Purchasers shall be responsible for the continued employment of Will Denney and Cheryl Delzer. All records and other items belonging to E11, E11OC, ER12 and/or ER12OC and needed in connection with the operation thereof shall, at Purchasers’ out of pocket expense, be transferred to the control of Purchasers in a prompt and reasonable manner.

13.    Non-Disparagement. Each Seller and Seller related party, for themselves and any affiliate or other person under their control, agrees not to disparage, criticize or otherwise make unfavorable comments about the Purchasers or any of their related parties concerning any of the matters that are the subject of this Agreement. Each Purchaser and Purchaser related party, for themselves and any affiliate or other person under their control, agrees not to disparage, criticize or otherwise make unfavorable comments about the Sellers or any of their related parties concerning any of the matters that are the subject of this Agreement.

14.    Binding Effect. This Agreement will inure to the benefit of, be enforceable by and be binding upon the Parties and the Other Committed Parties and their respective heirs, legal representatives, successors and assigns.

15.    No Third-Party Beneficiaries. This Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties, the Other Committed Parties and any other Persons expressly set forth herein.

16.    Interpretation. The Parties and the Other Committed Parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and the Other Committed Parties, and no presumption or burden of proof shall arise favoring or disfavoring a party by virtue of the authorship of any of the provisions of this Agreement. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms. The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this Agreement.

17.    Governing Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Texas without regard to any provision thereof that would result in the application of the laws of another jurisdiction.

18.    Dispute Resolution. Should any dispute, controversy or claim arise under or related to this Agreement by and between or among any signatory hereto it shall be exclusively determined in the state and/or federal courts located in Tarrant County, Texas, to whose jurisdiction each such signatory hereby irrevocably consents. The prevailing party(ies) in any such dispute shall be entitled to recovery of all of its fees and expenses incurred in connection therewith including, without limitation, reasonable and necessary attorneys’ fees.

Purchase Agreement

19.    Express Waiver of Fraudulent Inducement Claims. THE PARTIES AND THE OTHER COMMITTED PARTIES EXPRESSLY WAIVE ANY FRAUDULENT INDUCEMENT CLAIMS RELATED TO THIS AGREEMENT. EACH PARTY AND THE OTHER COMMITTED PARTIES EXPRESSLY DISCLAIM RELIANCE UPON ANY FACTS, ACTS, PROMISES, UNDERTAKINGS, REPRESENTATIONS OR OMISSIONS OF ANY KIND MADE BY ANY OTHER PARTY OR ANY OF THE OTHER COMMITTED PARTIES OR ITS OR THEIR RESPECTIVE AGENTS, REPRESENTATIVES OR ATTORNEYS PRIOR TO THE DATE OF EXECUTION OF THIS AGREEMENT. THE PARTIES AND THE OTHER COMMITTED PARTIES ARE RELYING EXCLUSIVELY ON THEIR OWN INVESTIGATION AND JUDGMENT IN ENTERING INTO THIS AGREEMENT. MOREOVER, THE PARTIES AND THE OTHER COMMITTED PARTIES AGREE, REPRESENT, AND WARRANT THAT: (A) THE TERMS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE PARTIES’ AND THE OTHER COMMITTED PARTIES’ WAIVER OF RELIANCE, WERE NEGOTIATED AND ARE NOT MERE BOILER PLATE; (B) THE PARTIES AND THE OTHER COMMITTED PARTIES HAVE SPECIFICALLY DISCUSSED THE ISSUES WHICH ARE THE TOPIC OF THIS AGREEMENT; (C) ALL PARTIES AND THE OTHER COMMITTED PARTIES ARE REPRESENTED BY COMPETENT COUNSEL OF THEIR OWN CHOOSING; (D) THIS AGREEMENT AND ANY AGREEMENTS RELATING HERETO AMOUNT TO AN ARM’S LENGTH TRANSACTION; AND (E) THE PARTIES AND THE OTHER COMMITTED PARTIES ARE SOPHISTICATED AND KNOWLEDGEABLE IN BUSINESS MATTERS.

20.    Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties and the Other Committed Parties with respect to the subject matter hereof. There are no other agreements (written or oral) between the Parties or the Other Committed Parties with respect to the subject matter hereof, and no signatory hereto is relying on any other agreement, oral statement, prior discussions or any other facts or matters whatsoever in connection with the subject matter of this Agreement. No amendment, modification or waiver of any of the provisions of this Agreement will be valid unless set forth in a written instrument signed by the Parties and the Other Committed Parties. To the extent that a court of competent jurisdiction determines that any provision(s) hereof is/are legally unenforceable, such provision(s) shall not affect the validity or enforceability of the remainder of this Agreement, and such court shall revise such unenforceable provision(s) to the minimum extent necessary to render the same legally enforceable in a manner that conforms as nearly as possible to the Parties’ intent.

21.    Counterparts. This Agreement may be executed in multiple counterparts (including by portable document format e-mail/PDF), each of which shall be deemed to be an original and all of which together will constitute one and the same Agreement.

<Signature Page Follows>

Purchase Agreement

SIGNATURE PAGE TO PURCHASE AGREEMENT

This Agreement is executed as of the Effective Date.

CFK ENERGY, LLC, an Oklahoma limited liability company By: /s/ Anthony F. Keating, III Anthony F. Keating, III, Manager	POPE ENERGY INVESTORS, LP, a Texas limited partnership By: Pope Energy Corporation, a Texas corporation Its: General Partner By: /s/ Michael J. Mallick Michael J. Mallick, President

/s/ Glade M. Knight Glade M. Knight GKOG, LLC, a Virginia limited liability company By: /s/ Glade M. Knight Glade M. Knight, Manager	/s/ David S. McKenney David S. McKenney DMOG, LLC, a Virginia limited liability company By: /s/ David S. McKenney David S. McKenney, Manager

REGIONAL ENERGY INCENTIVES, LP,

a Texas limited partnership

By: Regional Energy Incentives GP, LLC,

a Texas limited liability company

Its: General Partner

By: /s/ Michael J. Mallick

Michael J. Mallick, Manager

ENERGY 11, L.P., a Delaware limited partnership By: Energy 11 GP, LLC, a Delaware limited liability company Its: General Partner By: /s/ David S. McKenney David S. McKenney, CFO

Signature Page to Purchase Agreement

ENERGY 11 GP, LLC, a Delaware limited liability company, By: /s/ David S. McKenney David S. McKenney, CFO	ENERGY RESOURCES 12, L.P., a Delaware limited partnership By: Energy Resources 12 GP, LLC, a Delaware limited liability company Its: General Partner By: /s/ David S. McKenney David S. McKenney, CFO

ENERGY RESOURCES 12 GP, LLC, a Delaware limited liability company By: /s/ David S. McKenney David S. McKenney, CFO

REGIONAL ENERGY INVESTORS, LP,

a Texas limited partnership

d/b/a REGIONAL ENERGY MANAGEMENT

By: Regional Energy GP, Inc.,

a Texas corporation

Its: General Partner

By: /s/ Anthony F. Keating, III

Anthony F. Keating, III, President

ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company By: /s/ David S. McKenney David S. McKenney, CFO	ENERGY RESOURCES 12 OPERATING COMPANY, LLC, a Delaware limited liability company By: /s/ David S. McKenney David S. McKenney, CFO

PECM, LLC, a Virginia limited liability company By: /s/ David S. McKenney David S. McKenney, Manager	/s/ Anthony F. Keating, III Anthony F. Keating, III /s/ Michael J. Mallick Michael J. Mallick

Signature Page to Purchase Agreement